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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             UNITED RENTALS, INC.

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            (Exact Name of Registrant as Specified in Its Charter)



Delaware                                    06-1493538
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)



Four Greenwich Office Park, Greenwich, Connecticut         06830
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(Address of principal executive offices)            (Zip Code)

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
If this Form relates to the registration of a class    If this Form relates to the registration of a
of securities pursuant to Section 12(b) of the         class of securities pursuant to Section 12(g)
Exchange Act and is effective pursuant to              of the Exchange Act and is effective pursuant
General Instruction A.(c), please check the            to General Instruction A.(d), please check
following box.[x]                                      the following box. [ ]
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Securities Act registration statement file number to which this form relates:
333-39117
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered      Name of Each Exchange on Which Each
                                             Class is to be Registered
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Common Stock, par value $.01 per share       New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

     The capital stock of United Rentals, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange") is Common Stock, par value $.01 per share (the "Common Stock"). Information concerning the Common Stock is included under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission, as amended (Registration No. 333-39117) (the "Registration Statement"), and is incorporated herein by reference.

     Certain provisions of the Company's Certificate of Incorporation and By-laws may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. Information concerning these provisions is included under the caption "Certain Charter and By-law Provisions" in the Registration Statement and is incorporated herein by reference.

Item 2.  Exhibits.

     None required.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UNITED RENTALS INC.


                                    By:   Bradley S. Jacobs
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                                          Bradley S. Jacobs
                                          Chairman and Chief Executive Officer


Date: November 27, 1997